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                   [Letterhead of Reznick Fedder & Silverman]




                                 April 14, 2000


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


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     We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 31, 2000 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associated IV L.P., as of December 31, 1999. We also consent to the reference to our firm under the caption "Experts."

                                                      REZNICK FEDDER & SILVERMAN

                                                  /s/ Reznick Fedder & Silverman




              [Letterhead continued of Reznick Fedder & Silverman]